 Exhibit 10.19

AMENDMENT TO DEVELOPMENT AGREEMENT

_______________, 2014

THIS AMENDMENT TO DEVELOPMENT AGREEMENT (“Amendment”) is entered into between PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (“Franchisor”) and PRB I LLC, a Delaware limited liability company (“Developer”).

RECITALS:

A.           The parties hereto are parties to a Papa John’s Development Agreement dated March 17, 2014 (the “Development Agreement”), for the development of 24 Papa John’s Pizza outlets in Sacramento and Fresno, California.

B.           The parties now desire to amend the Development Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.          Additional Outlet. Franchisor hereby grants Developer the right and Developer undertakes the obligation to develop one additional outlet (i.e. a total of 25 outlets) in the Development Area, and Developer shall exercise such development rights only at locations approved by Franchisor as provided in the Development Agreement.

2.          Development Fee. In consideration of the grant by Franchisor of the additional area and the rights to develop the additional outlet, Developer shall pay Franchisor a Development Fee Deposit of Two Thousand Five Hundred Dollars ($2,500) upon execution of this Amendment.

3.          Development Schedule. The “Development Schedule,” as set forth in Section 3 of the Development Agreement, is amended to provide for the following:

“DEVELOPMENT SCHEDULE

Dates on Which Each	Cumulative Number of Outlets
Outlet Shall Be Open	to be Open and Operating*

December 1, 2014	1
December 1, 2014	2
March 1, 2015	3
March 1, 2015	4
March 1, 2015	5

June 1, 2015	6
June 1, 2015	7
September 1, 2015	8
September 1, 2015	9
December 1, 2015	10
December 1, 2015	11
March 1, 2016	12
March 1, 2016	13
June 1, 2016	14
June 1, 2016	15
September 1, 2016	16
September 1, 2016	17
December 1, 2016	18
December 1, 2016	19
March 1, 2017	20
March 1, 2017	21
June 1, 2017	22
June 1, 2017	23
September 1, 2017	24
October 1, 2017	25

  [* - Includes only those outlets to be developed pursuant to this Development Agreement.]”

4.           Development Area. The Development Area, as defined on Exhibit A to the Development Agreement, is amended in its entirety as set forth on the attached map entitled “PRB 1 LLC AGREEMENT ID: 2353-1 MAP 1 OF 2 AMENDMENT - AUGUST 26, 2014” and “PRB 1 LLC AGREEMENT ID: 2353-1 MAP 2 OF 2 AMENDMENT - AUGUST 26, 2014”.

5.           Development Incentives.

(a)          No franchise fee will be due for this Restaurant.

(b)          If the additional Restaurant is open and operating on or before the date set forth in the above Development Schedule, the Development Fee Deposit shall be refunded after the Restaurant is opened. If the additional Restaurant is not open and operating on or before the date set forth in the Development Schedule, we will retain the Development Fee Deposit and will have no obligation to refund or otherwise credit to the account or benefit of Developer such portion of the Development Fee.

(c)          If the additional Restaurant is open and operating on or before the date set forth in the above Development Schedule, we will provide to you or cause our Affiliate to provide to you the incentives offered in the Development Agreement.

6.          Owner Agreement. Upon our request or direction, at any time, you must cause any person or entity owning any beneficial interest in you, directly or indirectly, to execute an Owner Agreement in the form provided by us.

7.          Miscellaneous. This Amendment and the Development Agreement, which is incorporated herein by reference, constitute the entire agreement between the parties with respect to the subject matter of the Development Agreement. Any prior written or oral agreements or understandings between the parties regarding such subject matter are hereby superseded. Developer acknowledges and agrees that its failure to strictly comply with the Development Schedule or any other term of this Amendment will result in termination of the Development Agreement. This Amendment may not be modified, altered, amended or terminated except by a written document signed by the party against whom enforcement is sought.

8.          Reaffirmation. Except as amended herein, the Development Agreement shall remain in effect according to its terms. The Development Agreement is incorporated herein by reference.

IN WITNESS WHEREOF, witness the signatures of the parties as of the day, month and year first above written.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Tim O’Hern
Title:	Chief Development Officer

PRB I LLC

By:	/s/ Kenneth Antos
Title:	Managing Member

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